UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

ANESIVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50573	77-0503399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Gateway Boulevard

South San Francisco, California 94080

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 624-9600

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In July 2005, the board of directors of Anesiva, Inc. (the “Company”) adopted the Executive Change in Control and Severance Benefit Plan, which provides for certain benefits for designated executive officers of the Company in the event of a covered termination. On March 31, 2008, the compensation committee of the board of directors of the Company approved the amendment and restatement of the Executive Change in Control and Severance Benefit Plan (the “Amended Plan”). The definitions of “Change in Control” and “Involuntary Termination,” as well as the amounts payable to eligible employees in the event of a change in control, among other items, are amended in the Amended Plan.

The foregoing is a summary description of the terms and conditions of the Amended Plan and by its nature is incomplete. It is qualified in its entirety by the text of the Amended Plan, a copy of which is attached as Exhibit 10.58 hereto and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.58	Executive Change in Control and Severance Benefit Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2008	ANESIVA, INC.

	By:	/s/ Patrick A. Broderick
Patrick A. Broderick
Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

10.58	Executive Change in Control and Severance Benefit Plan, as amended.